October 28, 2002


As counsel for Liberty-Stein Roe Funds Municipal Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on
Form N-1A, Securities Act File No. 2-99356:
                                                                       Exhibit
                  Date of               Date of                         to PEA
        Series    Opinion               Filing                 No.        No.
SteinRoe High-Yield Municipals
(now named Liberty High-Yield Municipals Fund)
                 12/20/87               08/30/96               10          21
SteinRoe Intermediate Municipals
        (now named Stein Roe Intermediate
        Municipals Fund)
                  12/20/87              08/30/96               10          21
SteinRoe Managed Municipals (now
        named Stein Roe Managed Municipals
        Fund)     12/20/87              08/30/96               10          21
 SteinRoe Intermediate Municipals, Inc.
        (now named Stein Roe Intermediate
        Municipals Fund)
                  07/23/85*             08/30/96               11(a)        21

_______________________
*Opinion regarding standby commitments

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,

BELL, BOYD & LLOYD LLC


By /s/ Cameron S. Avery
        Cameron S. Avery



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